UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2013

HATTERAS FINANCIAL CORP.

(Exact name of registrant specified in its charter)

Maryland	1-34030	26-1141886
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Oakwood Drive

Suite 340

Winston Salem, North Carolina 27103

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (336) 760-9331

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2013, Hatteras Financial Corp. (the “Company”) held its annual meeting of shareholders. The matters on which the shareholders voted, in person or by proxy were:

(i)	for the election of six directors of the Company to hold office until the 2014 annual meeting of shareholders and until the successor of each has been duly elected and qualifies;

(ii)	the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013;

(iii)	the approval, by non-binding vote, of executive compensation; and

(iv)	a shareholder proposal regarding majority voting in director elections.

The six nominees were elected, the appointment of Ernst & Young LLP as the independent registered public accounting firm was ratified, executive compensation was approved, and the shareholder proposal regarding majority voting in director elections was approved. The results of the voting were as follows:

Election of Directors:

Director	Votes For	Votes Withheld	Abstentions	Broker Non- Votes
Michael R. Hough	61,529,020	519,801	-0-	28,542,470
Benjamin M. Hough	60,418,939	1,629,882	-0-	28,542,470
David W. Berson	61,167,946	880,875	-0-	28,542,470
Ira G. Kawaller	61,057,847	990,974	-0-	28,542,470
Jeffrey D. Miller	61,167,272	881,549	-0-	28,542,470
Thomas D. Wren	61,612,122	436,699	-0-	28,542,470

Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non- Votes
89,921,330	390,188	279,773	N/A

Approval of Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non- Votes
60,037,425	1,683,597	327,799	28,542,470

Shareholder Proposal Regarding Majority Voting in Director Elections:

Votes For	Votes Against	Abstentions	Broker Non- Votes
41,626,188	19,982,693	439,940	28,542,470

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HATTERAS FINANCIAL CORP.

	By:	/s/ Kenneth A. Steele
Kenneth A. Steele
Chief Financial Officer, Treasurer and
Secretary

Dated: May 22, 2013